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                                                                      EXHIBIT 21

                    ENTITIES OF ADVANCED MEDICAL OPTICS, INC.

The following list of entities includes subsidiaries that Advanced Medical Optics, Inc. anticipates will be formed or acquired on or before the date of the Distribution.

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
                                                                           PLACE OF INCORPORATION
            NAME OF SUBSIDIARY                                             OR ORGANIZATION
            ------------------                                             ---------------
   1.       AMO Holdings, LLC                                              United States (Delaware)
   2.       AMO Spain Holdings, LLC                                        United States (Delaware)
   3.       AMO U.K. Holdings, LLC                                         United States (Delaware)
   4.       AMO Nominee Holdings, LLC                                      United States (Delaware)
   5.       Advanced Medical Optics Australia Pty Ltd                      Australia
   6.       AMO Belgium BVBA                                               Belgium
   7.       AMO Canada Company                                             Canada
   8.       AMO Puerto Rico Manufacturing, Inc.                            Cayman Islands
   9.       AMO Ireland                                                    Cayman Islands
   10.      AMO (Hangzhou) Co., Ltd.                                       China
   11.      AMO Denmark ApS                                                Denmark
   12.      AMO France SAS                                                 France
   13.      AMO Germany GmbH                                               Germany
   14.      AMO Asia Limited                                               Hong Kong
   15.      AMO Trading International Limited                              Ireland
   16.      AMO International Holdings                                     Ireland (Non Resident)
   17.      AMO Italy SrL                                                  Italy
   18.      AMO KK                                                         Japan
   19.      AMO Netherlands BV                                             Netherlands
   20.      Advanced Medical Optics Norway ASA                             Norway
   21.      Advanced Medical Optics Spain S.L.                             Spain
   22.      AMO Norden AB                                                  Sweden
   23.      AMO Switzerland GmbH                                           Switzerland
   24.      AMO United Kingdom, Ltd.                                       United Kingdom
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